UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers.
As previously disclosed, as of the close of business on May 6, 2022 (the “Transition Date”), Kong Hian Lee (aka Victor Lee) departed from his position as Chief Financial Officer of HF Foods Group Inc. (the “Company”). In connection with Mr. Lee’s departure, the Company entered into a Transition and Separation Agreement (the “Separation Agreement”) with Mr. Lee on May 18, 2022. Under the Separation Agreement Mr. Lee will be entitled, subject to his non-revocation of a general release of claims in favor of the Company, to the following separation benefits:
(i) the Company will continue to pay to Mr. Lee his base salary between the Transition Date and July 31, 2022 (the “Separation Date”) in accordance with its normal payroll processing procedures;
(ii) after the Separation Date, the Company will pay severance equal to Mr. Lee’s base salary, less $80,000 as detailed in the Separation Agreement, paid out in 12 monthly installments following the Separation Date through the Company’s standard payroll policies and procedures;
(iii) if Mr. Lee so elects, the Company shall pay COBRA premiums at the contribution level in effect on the Separation Date until the earliest of: (1) the date that is twelve (12) months after the Separation Date; (2) the date Mr. Lee becomes eligible for health insurance coverage from a new employer; or (3) the date Mr. Lee is no longer eligible to continue coverage under COBRA;
(iv) the outstanding RSUs granted to Mr. Lee and scheduled to vest on July 8, 2022 will continue to vest as scheduled pursuant to the applicable award agreement as soon as is practicable once the Company files its Form 10-K for fiscal year 2021 (the “Form 10-K”) and its Form 10-Q for the three months ended March 31, 2022;
(v) contingent on the Company’s filing its Form 10-K, Mr. Lee will be entitled to a payment of $42,165.50, to be paid out in a lump sum within 10 business days of the filing date of the Form 10-K; and
(vi) a lump sum payment of $8,662.40, equal to 80% of the $10,828 amount of Mr. Lee’s outstanding 2021 bonus payment, payable within five business days following the execution of the Separation Agreement.
The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	Separation and Release Agreement, dated May 18, 2022, by and among HF Foods Group Inc. and Kong Hian Lee
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: May 24, 2022	/s/ Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer